UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8‑K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

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PJT Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001‑36869	36-4797143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
280 Park Avenue New York, New York		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 364-7800

Not Applicable
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)
☐	Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

PJT Partners Inc. (the “Company”) held its annual meeting (“Annual Meeting”) of stockholders on May 25, 2016. The Company’s stockholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 5, 2016. The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting were as follows:

Proposal 1.To elect the following Directors to the Board of Directors of the Company:

Nominee	FOR	WITHHOLD	BROKER NON-VOTE
Paul J. Taubman	7,723,212	1,888,341	5,557,089
Emily K. Rafferty	9,466,007	145,546	5,557,089

Proposal 2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016:

FOR	AGAINST	ABSTAIN
34,511,377	78,156	39,566

Proposal 3.To ratify the adoption of a short-term stockholder rights plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
24,735,323	2,571,246	1,763,082	5,559,448

With respect to the preceding matters, holders of Class A common stock are entitled to one vote per share.  Holders of Class B common stock, without regard to the number of shares of Class B common stock held, are entitled to a number of votes that is equal to the aggregate number of vested and unvested PJT Partners Holdings LP (“PJT Partners Holdings”) Class A partnership units (the “Partnership Units”) and LTIP Units (which is a class of Partnership Units in PJT Partners Holdings) held by such holder on all matters presented to our stockholders other than director elections. With respect to the election of our directors, shares of Class B common stock initially entitle holders to only one vote per share of Class B common stock, though the voting power of Class B common stock with respect to the election of our directors may be increased to up to the number of votes to which a holder is then entitled on all other matters presented to stockholders. Holders of Class A common stock and Class B common stock vote together as a single class on the matters covered at the Annual Meeting, and their votes are counted and totaled together.

As set forth above, Proposal 3, the ratification of the Stockholder Rights Agreement, dated as of October 1, 2015 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, received approval by a majority of the holders of Class A common stock and Class B common stock voting together as a single class. The Company’s Board of Directors determined that if the ratification of the Rights Agreement received less than an affirmative majority of the votes cast by the holders of the Company’s Class A common stock, the Board of Directors would amend the Rights Agreement to provide that it will terminate by its terms on October 1, 2016, the one-year anniversary of its adoption.

The final voting results for Proposal 3, solely with respect to the voting of shares of Class A common stock of the Company, were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
5,596,829	2,505,408	1,506,858	5,559,448

Since the Rights Agreement received an affirmative majority of the votes cast by the holders of our Class A common stock, the Rights Agreement has not been amended and will continue to remain in effect in accordance with its current term.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016

PJT Partners Inc.

By:	/s/ Salvatore Rappa
Name:	Salvatore Rappa
Title:	Managing Director, Corporate Counsel and
Corporate Secretary

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